SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of The Securities Act of
1934



Date of Report (Date of earliest event reported)	June 16,
1997


  Cronus Corporation
(Exact name of registrant as specified in its charter)



Nevada		           0-9297		36-3880744
( State or other			( Commission		( I.R.S.
Employer
   jurisdiction			   File Number )
Identification No.)
of Incorporation )



7660 E. Broadway, Suite 210, Tucson, Arizona	        	85710

( Address of principal executive offices )
	( Zip Code )




Registrant's telephone number, including area code:(602)
885-1220




Item 1.		Changes in Control of Registrant.

	None.

Item 2.		Acquisition or Disposition of Assets.

On April 3, 1997, the Company entered into a
Reorganization Agreement with PetroSun Exploration &
Production, Inc. (hereinafter referred to as "PetroSun"), an Arizona corporation incorporated on April 4, 1996. Pursuant to the Reorganization
Agreement, a copy of which is attached hereto as
Exhibit 1, the outstanding shares of PetroSun were acquired by the Company in return for 600,000 shares of the Company's restricted common stock. The Agreement called for PetroSun to be merged with Big Bug
Acquisition Company, a wholly owned subsidiary of the Company, in the form of a reverse triangular merger.
The transaction closed on June 4, 1997.

PetroSun has executed an Employment Contract, a copy of which is attached hereto as Exhibit 2, with the President of PetroSun, Gordon M. LeBlanc, Jr.
Additionally, Mr. LeBlanc was granted an employee
Incentive Stock Option, a copy of which is attached hereto as Exhibit 3. The grant provides the option for Mr. LeBlanc, Jr. to acquire up to 2,400,000 shares of the Company's stock at a price of $ 0.50.

PetroSun controls oil and gas reserves in Louisiana, Northern Arizona and Arkansas. Geologist, Gordon
LeBlanc Jr., PetroSun's president, has been in the oil and gas industry for over 20 years and has agreed to remain as president with a mandate to bring these reserves into production expeditiously and to continue
PetroSun's exploration program.

Item 3.		Bankruptcy or Receivership.

	None.

Item 4.		Changes in Registrant's Certifying
Accountant.

	None.

Item 5.		Other Events.

	None.

Item 6.		Resignations of Registrant's Directors.

	None.

Item 7.		Financial Statements and Exhibits.

Financial statements and pro forma financial information for Cronus Corporation pursuant to Regulation S-X shall be provided as are available.

	(a)	Exhibits provided herein as follows:

			1.	Reorganization Agreement
			2.	Employment Agreement
			3.	Grant of Employee Incentive Stock


Item 8.		Change in Fiscal Year.

	None


Signatures

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					    Cronus Corporation
						( Registrant )


Date:	June 16, 1997		/s/ Jonathan
Roberts______________
	Jonathan Roberts, President



EXHIBIT 1

REORGANIZATION AGREEMENT

PETROSUN EXPLORATION & PRODUCTION, INC.
(an Arizona corporation)
and
CRONUS CORPORATION
(a Nevada corporation)
and
BIG BUG ACQUISITION COMPANY
(an Arizona corporation)
April 3, 1997
ABLE OF CONTENTS
ARTICLE I:	Merger


1.01.	Closing								5
1.02.	Surviving								6
1.03.	Terms of the Merger						6
1.04.	Payment for Shares						6
1.05.	Certain effects of the Merger				7
1.06.	Filing of the Certificate of Merger		8
1.07.	Sales of Shares						8


ARTICLE II: Representations and Warranties of PetroSun to Cronus and Acquiring Corporation

2.01.	Corporate Organization					8
2.02.	Authorization							8
2.03.	Compliance with Law 					9
2.04.	No Violations							9
2.05.	Shareholder Interest					9
2.06.	Subsidiaries and Affiliates
	9
2.07.	Consents and Approvals of Government
Authorities			9
2.08.	Financial Statements					9
2.09.	No Undisclosed Liabilities or Obligations	10
2.10.	Absence of Certain Changes				10
2.11.	Title to Properties; Encumbrances			12
2.12.	Contracts and Commitments; No Default		12
2.13.	Leases								14
2.14.	Litigation							14
2.15.	Tax Returns							14
2.16.	Permits and Licenses					14
2.17.	Disclosure							14

ARTICLE III: Representations and Warranties of Cronus and Acquiring Corporation to PetroSun

3.01.	Corporate Organization					15
3.02.	Authorization							15
3.03.	Compliance with Law 					15
3.04.	No Violations							16
3.05.	Subsidiaries and Affiliates				16
3.06.	Consents and Approvals of Government Authorities
	16
3.07.	Financial Statements					16
3.08.	No Undisclosed Liabilities or Obligations	16
3.09.	Absence of Certain Changes				17
3.10.	Title to Properties; Encumbrances			18
3.11.	Contracts and Commitments; No Default		18
3.12.	Litigation							19
3.13.	Tax Returns							20
3.14.	SEC Reports							20
3.15.	Disclosure							20
3.16	Corporate Status						20

ARTICLE IV:  Conduct of PetroSun Pending Closing

4.01.	Regular Course of Business				20
4.02.	Capital Changes						20
4.03.	Subsidiaries							21
4.04.	Organization							21
4.05.	Contracts								21
4.06.	No Default; Amendment					21
4.07.	Compliance with Laws					21
4.08.	Tax Returns							21
4.09.	No Acquisitions						21


ARTICLE V:	Obligations of Cronus, Acquiring
Corporation and PetroSun Pending Closing

5.01	Full Access							21
5.02.	Confidentiality						22
5.03.	Auditable Financial Statements			22
5.04.	Further Assurances						22
5.05.	Public Announcements					23

ARTICLE VI:  Conditions to PetroSun's Closing
Obligation

6.01	Representations and Warranties True		23
6.02.	Performance							23
6.03.	Delivery of Audited Cronus Financial Statements
	23
6.04.	No Governmental Proceedings or Litigation	23
6.05	Delivery of Consideration				23

ARTICLE VII:  Conditions to Cronus' and Acquiring
Corporation's Closing Obligations

7.01.	Representations and Warranties True		24
7.02.	Performance							24
7.03.	Delivery of Auditable PetroSun Financial
Statements 24
7.04.	Delivery of Appraisal					24
7.05.	No Governmental Proceedings or Litigation	24

ARTICLE VIII:  Termination and Abandonment

8.01.	Methods of Termination					24
8.02.	Procedure Upon Termination
	24


ARTICLE IX:  General Provisions

9.01.	Waiver								25
9.02.	Notices								25
9.03.	Entire Agreement						25
9.04.	Headings								25
9.05.	Governing Law							25
9.06.	Counterparts							25
9.07.	No Oral Modification					25
9.08.	Survival of Representations, Warranties and
Covenants 26
9.09.	Severability							26
9.10.	Successor and Assigns					26
9.11.	Brokers								26
9.12.	Expenses								26

	THIS REORGANIZATION AGREEMENT ("Agreement") made and entered into this 3rd day of April, 1997
("Execution Date"), by and between PetroSun Exploration
& Production, Inc. ("PetroSun"), a privately-held
Arizona corporation, Cronus Corporation ("Cronus"), a publicly-held Nevada corporation, and Big Bug
Acquisition Company (hereinafter referred to as "Acquiring Corporation"), an Arizona corporation which is wholly-owned by Cronus, for the purpose of acquiring
PetroSun as a wholly-owned subsidiary of Cronus in an "A Reorganization" or "Reverse Triangular Merger"
("Merger"),

WITNESSETH:

WHEREAS, Cronus intends to acquire (through a reverse triangular Merger between PetroSun and Acquiring
Corporation) PetroSun and its business;

WHEREAS, Acquiring Corporation is currently a wholly-owned subsidiary of Cronus; and

WHEREAS, the respective boards of PetroSun, Cronus and Acquiring Corporation and the sole stockholders of PetroSun and Acquiring Corporation (deeming it advisable for the benefit of each corporation and their respective stockholders that Cronus acquire through the Merger PetroSun as a wholly-owned subsidiary) have approved this Agreement, subject to the conditions precedent to Closing set forth in Articles VI and VII hereof, and, therefore, have agreed that Acquiring
Corporation be merged with and into PetroSun and that Cronus thereby, through its subsidiary, Acquiring
Corporation, acquire the business and prospects of PetroSun;
NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual terms, covenants, representations, warranties, covenants and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY ADOPT THIS
AGREEMENT AS A  TAX-FREE REORGANIZATION UNDER SECTION
368(a) OF THE  INTERNAL REVENUE CODE AND AGREE AS
FOLLOWS:

ARTICLE I: Merger

1.01.	Closing. The closing of the transactions
evidenced by this Agreement the ("Closing") shall take place at the offices of Cronus Corporation, 7660 E.
Broadway, Suite 210, Tucson, Arizona, (or such other place as the parties may agree, telephonically or in person) at 10:00 a.m. local time on March 31, 1997 (the
"Closing Date"); provided, however, either party may, for any reason, postpone the Closing Date for a period up to fifteen (15) days. In addition, the Closing Date may be postponed to a later time and date by mutual agreement of the parties but provided, however, the Closing Date shall not be extended beyond April 15, 1997, without the consent of all parties hereto. If the Closing Date is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date. At Closing, PetroSun shall deliver to Cronus all of its files, documents, papers, agreements, books of account and records pertaining to its business.

1.02.	Surviving Corporation.   Acquiring
Corporation shall be merged with and into PetroSun, which may herein sometimes referred to as "Surviving
Corporation." The Merger shall become effective on the filing date of the Articles of Merger with the appropriate State Authorities.

(a)	Articles of Incorporation.  The articles of
incorporation of PetroSun, as in effect immediately prior to the execution and delivery of this Agreement, shall be the articles of the Surviving Corporation and shall thereafter continue to be its articles until duly amended or repealed.

(b)	Bylaws. The bylaws of PetroSun, as in effect
immediately prior to the execution and delivery of this Agreement, shall be the bylaws of the Surviving
Corporation and shall thereafter continue to be its bylaws until duly amended or repealed.

(c)	Director. The directors of PetroSun, after
fulfillment of the conditions precedent to effectiveness of this Agreement, shall be Mr. Jonathan
Roberts, Mr. Sean Larruso and Mr. Gordon LeBlanc, Jr.

(d) Executive Officer. The chief executive officer of PetroSun, after fulfillment of the conditions precedent to effectiveness of this Agreement, shall be Mr. Gordon
LeBlanc, Jr. Mr. LeBlanc shall hold office after the execution and delivery hereof for the term to which he has been elected or appointed, subject to the provisions set forth in the bylaws governing the respective corporations.

1.03.	Terms of the Merger.  Upon the execution and
delivery of this Agreement and the effectiveness of the Merger, each share of the issued and outstanding stock of Acquiring Corporation shall, (i) by virtue of the Merger and without any action on the part of the holder(s) thereof, (a) cease to exist and shall be canceled and retired, (ii) each share of the issued and outstanding stock of PetroSun shall by virtue of the merger and without any action on the part of the holders thereof, be converted into the right to receive, upon surrender of the certificate representing such shares, the consideration set forth under paragraph 1.04 hereof, (b) and (iii) PetroSun shall issue 100 shares of newly issued common stock to Cronus.

1.04.	Consideration.  In consideration for the
Merger, Cronus shall issue and deliver, upon fulfillment of the conditions precedent hereto, 600,000 shares of the outstanding common stock of Cronus. The certificates representing shares to be issued shall be delivered to the shareholders of PetroSun at closing.
The aforesaid shares shall be fully-paid and non-assessable shares of the common stock of Cronus, all of which shall be "restricted," as defined in Regulation D and Rule 144 under the Securities Act of
1933, as amended (the "Securities Act"). Recipient of the shares understands that: (i) the Shares will not be registered under the 1933 Act, the Arizona Securities
Act (the "Arizona Act") or the securities laws of any other jurisdiction; (ii) the Shares are being offered pursuant to an exemption from such registration provided by Section 4(2) and 4(6) of the 1933 Act, Regulation D promulgated under the 1933 Act and comparable provisions of the Arizona Act; and (iii) the Shares must be held, and the Recipient must bear the economic risk of Recipient's investment in the Shares, indefinitely without any transfer, sale or other disposition unless the Shares are subsequently registered under the 1933 Act, the Arizona Act and the securities laws of any other applicable jurisdictions or, in the opinion of counsel for the Company, registration is not required under such Acts or laws as the result of an available exemption. Recipient further understands that: (i) the Company will be under no obligation, to register the Shares under the 1933
Act, the Arizona Act or the securities laws of any other jurisdiction or to take any action which would make available any exemption from such registration, and (ii) Recipient therefore may be precluded from transferring, selling or otherwise disposing of any Shares or any interest therein for an indefinite period of time or at any particular time. However, the Company does agree to include the shares issued pursuant to this agreement in a registration, should the Company decide to do such registration. Recipient understands that there shall be endorsed on the certificate evidencing the Shares a legend substantially to the following effect:
"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
RESTRICTED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND ARE "RESTRICTED SECURITIES" AS DEFINED BY
RULE 144 UNDER THAT ACT.  THE SHARES MAY NOT BE SOLD,
TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF
AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE
SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR, IN LIEU THEREOF, AN OPINION OF COUNSEL FOR THIS
COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED
UNDER THAT ACT.  WITHOUT LIMITING THE FOREGOING, THE
SHARES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE
DISPOSED OF WITHOUT AN OPINION OF COUNSEL FOR THIS
COMPANY THAT SUCH TRANSFER, SALE OR OTHER DISPOSITION
DOES NOT VIOLATE THE ARIZONA SECURITIES ACT OR THE
SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION OR
ANY RULES OR REGULATIONS THEREUNDER."
Upon and after the execution and delivery of this Agreement, no transfer of stock outstanding prior to said date shall be made on the stock transfer books of the Surviving Corporation.

1.05.	Certain Effects of the Merger.  Upon
effectiveness of this Agreement, the separate existence of Acquiring Corporation shall cease, and Acquiring
Corporation shall be merged with and into PetroSun, which, as the Surviving Corporation, shall possess all the assets, properties, rights, privileges, powers and franchises of a public or of a private nature, and be subject to all liabilities, restrictions, disabilities and duties of Acquiring Corporation. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurances of law or any things are necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, the title to any property or rights of Acquiring
Corporation, the last acting officers and directors of Acquiring Corporation (or the corresponding officers and directors of the Surviving Corporation) shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving
Corporation, and otherwise to carry out the purpose and intent of this Agreement.

1.06.	Filing of Certificate of Merger.  As soon as
practicable after the effectiveness of this Agreement, PetroSun and Acquiring Corporation shall deliver for filing duly executed Articles of Merger as required by Title 10 of the Arizona Business Organizations Law and the Nevada Corporation Code, and will take such other and further action in connection therewith, as may be required by Arizona and Nevada law to make the Merger effective as soon as practicable thereafter.

1.07.	Sales of Shares.	The parties hereto agree
and recognize that any sales of shares of Cronus common stock, held by the Officers, Directors of Cronus and all parties to this Agreement, shall be in strict accordance with State and Federal laws, rules and regulations and shall be agreed upon by said parties prior to sale.

ARTICLE II:	Representations and Warranties of
PetroSun to Cronus and Acquiring Corporation

PetroSun hereby represents and warrants to Cronus and Acquiring Corporation that, as of Closing:

2.01	Corporate Organization.   PetroSun (which term
for purposes of this Article II shall include any and all subsidiaries of PetroSun, if any), (a) is duly organized, validly existing and in good standing under the laws of the state of its organization and has all power and authority necessary to carry on its business as now being conducted and to own, lease or operate its properties and assets, and (b) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing.
Prior to Closing, a schedule shall be initialed and delivered by PetroSun to Cronus and Acquiring
Corporation (the "PetroSun Disclosure Schedule") which lists in paragraph 2.0l thereof all jurisdictions in which PetroSun is qualified or licenses to do business and has true, correct and complete copies of the articles and bylaws of PetroSun as presently in effect attached, as well as a Certificate of Existence/Authority from the various states of organization, and Certificates of Authority to do Business in each and every jurisdiction requiring such for the conduct of the business or operations of PetroSun.

2.02.	Authorization.   PetroSun has full corporate
power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The board of directors governing PetroSun has duly taken all action required by law and its governing documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and no other individual or corporate action is necessary. This Agreement is a valid and binding obligation of PetroSun and is enforceable in accordance with its terms, except to the extent that: (a) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties, and (b) the enforceability of any particular provision of this agreement under principles of equity or the availability of equitable remedies (such as specific performance, injunctive relief waiver or other equitable remedies) is subject to the discretion of court.

2.03.	Compliance with laws.  PetroSun is in
material compliance with all laws, regulations and orders applicable to its businesses. PetroSun has not received any notification that it is in violation of any law, regulation or order and no material violation exists.

2.04.	No Violations.  Neither the execution and
delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) violate any provision of the articles or bylaws of PetroSun, (b) violate, be in conflict with, constitute a default (or an event which, with or without due notice or lapse of time, or both), would constitute a default under, or cause or permit the acceleration of the maturity of any
(i) debt, (ii) obligation, (iii) contract, (iv) commitment or (v) other agreement to which PetroSun is a party, (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrances or charge of any kind upon any of the property or assets of PetroSun under any debt, obligation, contract, agreement or commitment to which PetroSun is a party or by which PetroSun is bound, or
(d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority by which PetroSun is a party.

2.05.	Shareholder Interests.  The authorized and
outstanding capital interests of PetroSun are set forth in paragraph 2.05 of the PetroSun Disclosure Schedule, each of the interests listed in paragraph 2.05 have been fully paid for and no amount is owing PetroSun in regards thereof and the same are owned free and clear if any and all liens and encumbrances of any kind whatsoever. There are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any interest in PetroSun and there were no contracts, commitments, understandings, arrangements or restrictions by which PetroSun is bound to issue any additional interests.

2.06.	Subsidiaries and Affiliates.  PetroSun has no
subsidiaries or affiliates.

2.07.	Consents and Approvals of Government
Authorities. No consent, approval or authorization of or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by PetroSun and the consummation of the transactions contemplated hereby.

2.08.	Financial Statements.  PetroSun, prior to
Closing, shall furnish Cronus and Acquiring Corporation with an auditable balance sheet of PetroSun as of February 28, 1997 (the "PetroSun Balance Sheets"), as well as footnotes thereto (collectively, the "PetroSun
Footnotes").  The PetroSun Balance Sheets, and
Footnotes shall have be auditable and have been and examined by independent certified public accountants.
The PetroSun Balance Sheets, and Footnotes shall be in accordance with the books and records of PetroSun and shall present fairly the assets, liabilities and financial condition of PetroSun as of the date thereof, all in accordance with generally accepted accounting principles ("GAAP") consistently followed and presented in accordance with the rules and regulations promulgated under the Securities Act and the Securities
Exchange Act of 1934, as amended (the "Exchange Act").

2.09.	No Undisclosed Liabilities or Obligations.
The PetroSun Balance Sheets shall reflect in the appropriate category or categories all material liabilities and obligations of PetroSun as of the date thereof and as of Closing, PetroSun shall have no material obligations or liabilities of any nature
(absolute, accrued, contingent or otherwise, and whether due or to become due (herein "liabilities") except (a) liabilities which have been fully reflected or reserved against in the PetroSun Balance Sheets, which reserves are appropriate and reasonable, (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the PetroSun Balance Sheets and (c) as otherwise disclosed and set forth in paragraph 2.09 of the PetroSun
Disclosure Schedule.

2.10.	Absence of Certain Changes. Except for the
execution of this Agreement and the consummation of the transactions contemplated herein and as set forth in paragraph 2.10 of the PetroSun Disclosure Statement, from the date of the PetroSun Balance Sheet and to Closing, PetroSun shall not have:

(a)	suffered any material and adverse change in its
financial conditions, working capital, assets, liabilities, reserves, business, operations or prospects;

(b)	suffered any loss, damage, destruction or other
casualty material and adversely affecting any of the properties, assets or business of PetroSun (whether or not covered by insurance);

(c) borrowed or agreed to borrow any funds or incurred, or assumed or became subject to, whether directly or by way of guarantee or otherwise, any obligation or liability except obligations and liabilities incurred in the ordinary course of business and consistent with past conduct;

(d)	paid, discharged or satisfied any claims,
liabilities or obligations, other than payments, discharges or satisfactions in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the PetroSun Balance Sheets or incurred in the ordinary course of business and consistent with past practice since the date of the PetroSun Balance
Sheets;

(e)	permitted or allowed any of its property or assets
(real, personal or mixed, tangible or intangible) to he subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind other than in the ordinary course of business;

(f)	written down the value of any inventory or written
off as un-collectable any notes or accounts receivable;

(g)	canceled any debts or waived any claims or rights
of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets
(real, personal or mixed, tangible or intangible) other than in the ordinary course of business;

(h)	 licensed or disposed of or permitted to lapse any
rights to the use of any patent, trademark,	trade
name, technology, process, or other intangible asset, copyright, or disposed of or disclosed to any person any such matters not theretofore a matter of public knowledge;

(i)	granted any general increase in the compensation
of its directors, officers or employees	(including any
such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any such director, officer or employee;

(j)	made any capital expenditure or commitment in
excess of $50,000 individually or in excess of $50,000 in the aggregate for additions to property, plant or equipment;

(k)	declared, paid or set aside for payment any
distribution in respect of its proprietary interests
(directly or indirectly) or redeemed, purchased or otherwise acquired any of its outstanding proprietary interests or other securities;

(l)	made any change in any method of accounting
practice;

(m)	paid, loaned or advanced any amounts to, or sold,
transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its directors, officers or affiliates;

(n)	entered into any other transaction, contract or
commitment other than in the ordinary course of business;

(o)	been subject to any other event or condition of
any character that has or might reasonably have a material and adverse effect upon its financial condition, business, assets or properties; or

(p)	agreed, whether in writing or otherwise, to take
any action described in this paragraph.

2.11.	Title to Properties; Encumbrances. The
PetroSun Balance Sheets shall reflect in the appropriate category or categories all assets of PetroSun (real, personal and mixed, tangible and intangible) as of the dates thereof since the date of the latter of said balance sheets and to the Closing
Date. Additionally, PetroSun shall provide Cronus with a true and accurate list of all leaseholds and all oil and gas interests, herein after referred to as Exhibit
A List. PetroSun shall not have acquired or disposed of any assets (herein "assets") except (a) assets acquired or disposed of in the ordinary course of business and consistent with past practice since the date of the PetroSun Balance Sheet, or (b) as otherwise disclosed and set forth in paragraph 2.11 of the PetroSun Disclosure Schedule. PetroSun has good and marketable title to, or a valid leasehold interest in, all such assets and each is disclosed, as appropriate, in the PetroSun Balance Sheets, and in the Exhibit A list. None of such properties or assets is subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind except the following: (a) liens which are shown on the PetroSun Balance Sheets securing specified liabilities or obligations with respect to which no default exists;
(b) liens disclosed and reflected in paragraph 2.11 of the PetroSun Disclosure Schedule; (c) minor imperfections of title, if any, none of which (individually or in the aggregate) is substantial in amount, materially detracts from the value or impairs the existing me of the property subject thereto, or impairs the operations of the entity owning the same;
and (d) liens for current taxes not yet due and payable.

2.12.	Contracts and Commitments; No Default.
Paragraph 2.12 of the PetroSun Disclosure Schedule lists all material contracts and commitments to which PetroSun is a party, including promissory notes, as of the date thereof. Except as shall be set forth in Paragraph 2.12 of the PetroSun Disclosure Schedule:

(a)	PetroSun has no employment agreement with any
officer, director, employee or agent, nor any agreement that contains any severance or termination pay liabilities or obligations;

(b)	PetroSun has no employee to whom it is paying
aggregate direct remuneration at the annual rate of more than $50,000 for services rendered or commissions at a rate which (based on sales by such employee during the last fiscal year would exceed $50,000;

(c)	PetroSun does not have any collective bargaining
or union contract agreements;

(d)	PetroSun is not restricted by agreement from
carrying on any of its businesses or any part thereof anywhere in the world or from competing in any line of said businesses with any person;

(e)	PetroSun has no debt obligation for borrowed
money, including guarantees of or agreements to acquire any such debt obligation, of others;

(f)	PetroSun has no outstanding loan to any person;

(g)	PetroSun has no obligation or liability as
guarantor, surety, consignor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person;

(h)	PetroSun is not subject to any obligation or
requirement to provide funds to or make any investment
(in the form of a loan, capital contribution or otherwise) in any person;

(i)	PetroSun is not a party to any agreement,
contract, commitment or loan to which any of its directors, officers or affiliates or any of their affiliates is a party;

(j)	there are no outstanding sales or purchases
contracts, commitments or proposals of PetroSun which will result in any loss exceeding $10,000 upon completion or performance thereof, alter allowance for direct distribution expenses, except sales or purchase contracts, commitments or proposals which, in the aggregate, call for fixed and/or contingent payments thereunder of less than $10,000 per year;

(k)	PetroSun is not a party to any purchase or sale
contract or agreement which has exceeded or will exceed
10% of the gross revenues, as provided under GAAP, in the twelve (12) month fiscal period;

(1)	PetroSun is not under any liability or obligation
with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

(m)	PetroSun has not given any irrevocable power of
attorney to any person, firm, corporation or other entity for any purpose whatsoever, except the appointment of agents to accept service of process, and

(n)	except for agreements, contracts, commitments or
restrictions referred to in this section or elsewhere specifically disclosed pursuant to this Agreement, PetroSun has no agreement, contract, commitment or restriction which is material to any of its businesses, operations or prospects (for the purpose of this subsection, any agreement, contract, commitment or restriction may be deemed "immaterial" if it is a purchase or sale contract or agreement which has not exceeded or will not exceed 10% of the gross revenues, as provided under GAAP, in the 12 month fiscal period or if it may be canceled 30 days notice without premium, penalty or forfeiture and it calls for fixed and/or contingent payments thereunder of less than $10,000 per year).

All contracts, agreement, commitments or restrictions referred to in this section are valid and enforceable in accordance with their respective terms and PetroSun is not in default in the performance of any of its obligations thereunder and is not aware of any event of default that has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute a default thereunder.

2.13.	Leases.  Paragraph 2.13 of the PetroSun
Disclosure Schedule lists all material leases to which PetroSun is a party. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect. Except as set forth in said paragraph of the PetroSun Disclosure Schedule, (a) there are no existing defaults by PetroSun or any other party (including its subsidiaries) under any lease, (b) no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any lease, and (c) all lessors under the leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement.

2.14.	Litigation.  There is no legal,
administrative, arbitration or other proceeding, claims or action of any nature or investigation pending or threatened against or involving PetroSun, or which questions or challenges the validity of this Agreement, or any action to be taken by PetroSun pursuant to this Agreement or in connection with the transactions contemplated hereby, and PetroSun does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation.
PetroSun is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on their respective business practices or on its ability to acquire any property or conduct its businesses in any area.

2.15.	Tax Returns. PetroSun and its subsidiaries,
if any, have duly filed all federal, state and local tax reports and returns required to be filed by them and have duly paid all taxes and other charges due or claimed to be due from them by federal, state and local taxing authorities; further, the reserves for taxes reflected in the PetroSun Balance Sheets, if any, are adequate, and there are no tax liens upon any property or assets of PetroSun or its subsidiaries.

2.16.	Permits and Licenses.  PetroSun has, to the
best of its knowledge, obtained all necessary permits and licenses required in the operation and conduct of its businesses, all of which are now valid and in good standing, further, none of such unduly burdens or restricts PetroSun in the ordinary course of its businesses; and, further, PetroSun has complied with all commitments and obligations under all such items.

2.17.	Disclosure.  No representations or warranties
by PetroSun in this Agreement and no statement contained in any document (including, without limitation, the PetroSun Disclosure Schedule), certificate, or other writing furnished by PetroSun to Cronus or Acquiring Corporation pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading;
further, there are no facts known or discoverable to PetroSun which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect upon the condition
(financial or otherwise), results of operations, assets, liabilities or businesses of PetroSun which have not been disclosed in this Agreement.


ARTICLE III: Representations and Warranties of Cronus and Acquiring Corporation to PetroSun

Cronus and Acquiring Corporation hereby represent and warrant to PetroSun that, as of Closing:

3.01.	Corporate Organization. Cronus and each of
its subsidiaries (a) are duly organized, validly existing and in good standing under the laws of the state of their organization and have all corporate power and authority necessary to carry on their business as now being conducted and to own, lease or operate their respective properties and assets, and (b) are duly qualified or licensed to do business as foreign corporations in good standing in every jurisdiction in which the character or location of the properties and assets owned, leased or operated by them or the conduct of their business requires such qualification or licensing.

3.02.	Authorization.  Cronus and Acquiring
Corporation, has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The board of directors governing Cronus and Acquiring Corporation has taken all action required by law and their governing documents to authorize the execution and delivery or this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and no other corporate action is necessary. This Agreement is a valid and binding obligation of Cronus and Acquiring
Corporation, enforceable in accordance with its terms, except to the extent that: (a) the enforcement of certain rights and remedies created by this agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties, and (b) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies (such as specific performance, injunctive relief, waiver or other equitable remedies) is subject to the discretion of court.

3.03.	Compliance with Law.   Cronus and each of its
subsidiaries are in compliance with all laws, regulations and orders applicable to their respective businesses. Neither Cronus nor any of its subsidiaries has received any notification that they or any of them are in violation or any law, regulation or order and no such violation exists.

3.04.	No Violations.  Neither the execution and
delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) violate any provision of the articles or bylaws of Cronus or any of its subsidiaries, (b) violate, be in conflict with, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity or any (i) debt, (ii) obligation, (iii) contract, (iv) commitment or (v) other agreement to which Cronus or any of its subsidiaries is or are a party, (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance or charge of any kind upon any of the property or assets of Cronus and/or any of its subsidiaries under any debt, obligation.
contract, agreement or commitment to which Cronus and/or any of its subsidiaries is or are a party or by which Cronus and/or any of its subsidiaries is or are bound, or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority by which Cronus and/or any of its subsidiaries is or are a party.

3.05.	Subsidiaries and Affiliates.  Big Bug
Acquisition Company and Sunorc, Inc. are wholly owned subsidiaries of Cronus. There are currently no other subsidiaries or affiliates of Cronus.

3.06.	Consents and Approvals of Government
Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Cronus and the consummation of the transactions contemplated hereby.

3.07.	Financial Statements.  Cronus at Closing has
furnished PetroSun with audited balance sheets as of December 3l, 1995 (the "Cronus Balance Sheets"), as well footnotes thereto (collectively, the "Cronus
Operating Statements and Footnotes").  The Cronus
Operating Statements and Footnotes have been audited and examined by independent certified public accountants. The Cronus Operating Statements and
Footnotes are in accord with the books and records of Cronus and they fairly present the assets, liabilities and financial condition of Cronus as of the date thereof and the results of Cronus' operations, all in accordance with (GAAP consistently followed and presented in accordance with the rules and regulations promulgated under the Securities Act and Use Exchange
Act.

3.08.	No Undisclosed Liabilities or Obligation's.
The Cronus Balance Sheets list in the appropriate category or categories all liabilities and obligations of Cronus and its subsidiaries as of the date thereof
Cronus and its subsidiaries as of Closing have no obligations or liabilities of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due (herein "liabilities") except; (a) liabilities which have been fully reflected or reserved against the Cronus Balance Sheets, which reserves are appropriate and reasonable; (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Cronus Balance
Sheets; and (c) as otherwise disclosed.

3.09.	Absence of Certain Changes. Except as
otherwise disclosed, since the date of the 1995 Cronus
Balance Sheet, neither Cronus nor any of its subsidiaries have;

(a)	suffered any material and adverse change in their
respective financial conditions, working capital, assets, liabilities, reserves, business, operations or prospects;

(b)	suffered any loss, damage, destruction or other
casualty materially and adversely affecting any of the properties, assets or business of Cronus and/or its subsidiaries (whether or not covered by insurance);

(c)	borrowed or agreed to borrow any funds or
incurred, or assumed or became subject to, whether directly or by way of guarantee or otherwise, any obligation or liability except obligations and liabilities incurred in the ordinary course of business and consistent with past conduct;

(d)	paid, discharged or satisfied any claims,
liabilities or obligations, other than payments, discharges or satisfactions in the ordinary course of business and consistent with past practice of
	liabilities or obligations reflected or reserved against in the Cronus Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Cronus Balance Sheet;

(e)	permitted or allowed any of their property or
assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrances, restriction or charge of any kind;

(0	written down the value of any inventory or written off
as uncollectible any notes or accounts receivable;

(g)	canceled any debts or waived any claims or rights
of substantial value, or sold, transferred, or otherwise disposed of any of their properties or assets
(real, personal or mixed, tangible or intangible);

(h)	licensed or disposed of or permitted to lapse any
rights to the use of any patent, trademark, trade name, technology, process, or other intangible asset, copyright, or disposed of or disclosed to any person any such matters not theretofore a matter of public knowledge;

(i)	declared, paid or set aside for payment any
dividend or other distribution in respect of the Common
Stock or (directly or indirectly) redeemed, purchased or otherwise acquired any of its Common Stock or other securities;

(j)	made any change in any method of accounting
practice;

(k)	paid, loaned or advanced any amounts to, or sold,
transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of their respective directors, officers or affiliates;

(l)	entered into any other transaction, contract or
commitment other than in the ordinary course of business;

(m)	been subject to any other event or condition of
any character that has or might reasonably have a material and adverse effect upon their financial condition, business, assets or properties; or

(n)	agreed, whether in writing or otherwise, to take
any action described in this paragraph.

3.10.	Title to Properties; Encumbrances. The Cronus
Balance Sheets list in the appropriate category or categories all of the assets of Cronus and its subsidiaries (real, personal and mixed, tangible and intangible) as of the dates thereof. Since the date of said balance sheets, neither Cronus nor any of its subsidiaries have acquired or disposed of any assets
(herein "assets") except (a) assets acquired or disposed of in the ordinary course of business and consistent with past practice since the date of the Cronus Balance Sheets and (b) as otherwise disclosed.

3.11	Contracts and Commitments; No Default.  The Cronus
Balance Sheets or Footnotes list all material contracts and commitments to which Cronus and/or any of its subsidiaries is or are a party, including promissory notes, as of the date thereof except as otherwise disclosed:

 (a)	neither Cronus nor any of its subsidiaries has any
collective  bargaining or union contract agreements;

(b)	neither Cronus nor any of its subsidiaries is
restricted by agreement from carrying on their respective businesses or any part thereof anywhere in the world or from competing in any line of said businesses with any person;

 (c)	neither Cronus nor any of its subsidiaries is
subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person;

(d) there am no outstanding sales or purchase contracts, commitments or proposals of Cronus or any of its subsidiaries which will result in any loss exceeding $
10,000 upon completion or performance thereof, after allowance for direct distribution expenses, except sales or purchase contracts, commitments or proposals which, in the aggregate, call for fixed and/or contingent payments thereunder of less than $10,000 per year;

(e)	neither Cronus nor any of its subsidiaries is a
party to any purchase or sale contract or agreement which continues for a period of more than twelve months
(including periods covered by any option to renew);

(f)	neither Cronus nor any of its subsidiaries is
under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

(g)	neither Cronus nor any of its subsidiaries have
given any irrevocable power of attorney to any person, firm, corporation or other entity for any purpose whatsoever, except the appointment of agents to accept service of process; and

(h)	except for agreements, contracts, commitments or
restrictions referred to in this section or elsewhere specifically disclosed pursuant to this Agreement, neither Cronus nor any of its subsidiaries has any agreement, contract, commitments or restriction which is material to any of their respective businesses, operations or prospects (for the purpose of this subsection, any agreement, contract, commitment or restriction may be deemed "immaterial" if it may be canceled on 30 days notice without premium, penalty or forfeiture and it calls for fixed and/or contingent payments thereunder of less than $10,000 per year).

All contracts, agreements, commitments or restrictions referred to in this section are valid and enforceable in accordance with their respective terms and neither
Cronus nor any of its subsidiaries is in default in the performance of any of their respective obligations thereunder and no event of default has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event would constitute a default thereunder.

3.12.	Litigation.  There is no legal,
administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or involving Cronus or any of its subsidiaries, or which questions or challenges the validity of this Agreement, or any action to be taken by Cronus pursuant to this Agreement or in connection with the transactions contemplated hereby, and Cronus and its subsidiaries do not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation, except as otherwise disclosed. Neither
Cronus nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on their respective business practices or on their ability to acquire any property or conduct their respective businesses in any area.

3.13.	Tax returns. Cronus and its subsidiaries have
duly filed all federal, state and local tax reports and returns required to be filed by them and have duly paid all taxes and other charges due or claimed to be due from them by federal, state and local taxing authorities; further, the reserves for taxes reflected in the Cronus Balance Sheets, if any, are adequate, and there are no tax liens upon any property or assets of Cronus or its subsidiaries.

3.14.	SEC Report.  Cronus may not have filed all
reports with the Securities and Exchange Commission
(the "Commission" ) required to be filed by it prior to the period ended December 31, 1996. Cronus has not filed the December 31, 1995 or 1996 10-KSB or the March
31, 1996, June 30, 1996, and September 30, 1996 10-
QSB's. Cronus will file all Commission reports at the earliest date possible.

3.15.	Disclosure.   No representations or
warranties by Cronus in this Agreement and no statement contained in any document, certificate, or other writing furnished by Cronus to PetroSun pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein of therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to Cronus or its subsidiaries which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect upon the condition (financial or otherwise), results of operations, assets, liabilities or businesses of Cronus and/or its subsidiaries which have not been disclosed in this Agreement.

3.16.	Corporate Status.   Cronus is currently
trading on NASDAQ bulletin board under the symbol
"CRON". The total number of shares of common stock issued and outstanding, as of February 28, 1997, is 11,453,106, with a total of 40,000,000 shares authorized and approximately 173 shareholders of record.


ARTICLE IV: Conduct of PetroSun Pending Closing

Pending Closing and until the Termination Date:

4.01.	Regular Course of Business. PetroSun and its
subsidiaries, if any, will carry on their respective businesses diligently and substantially in the same manner as heretofore conducted, and PetroSun and such subsidiaries shall not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice.

4.02.	Capital Changes.  Neither PetroSun nor any of
its subsidiaries. if any, shall issue or sell, or issue options, warrants to purchase, conversion privileges or other rights to subscribe to, or enter into any arrangement or contract with respect to, any interests therein or any of their other securities, or make any other changes in their capital structure.

4.03.	Subsidiaries.  Neither PetroSun nor any of
its subsidiaries, if any, shall organize any subsidiary, acquire any capital stock or other equity security of any entity or acquire any interest (equity, debt or otherwise) in any business.

4.04.	Organization.   PetroSun and its
subsidiaries, if any, shall preserve their existence and business organizations intact, keep available their key employees, and preserve their relationships with suppliers, dealers, licenses, licensees, distributors, customers and others having business relations with them.

4.05.	Contracts.   No contracts or commitments
shall be entered into by or on behalf of PetroSun or any of its subsidiaries, if any, except in the ordinary course of business.

4.06.	No Default; Amendment.   Neither PetroSun nor
any of its subsidiaries, if any, shall do any act or omit to do any act, or permit any act or omission to act, which shall cause a material breach of any material contract or commitment of PetroSun or any of its subsidiaries, nor shall they amend any material contract.

4.07.	Compliance with Laws.   PetroSun and its
subsidiaries, if any, shall duly comply with all laws applicable to them and their properties, operations, businesses and employees.

4.08.	Tax Returns.   PetroSun and its subsidiaries,
if any, shall promptly prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by them.

4.09.	No Acquisitions or Sales.   Neither PetroSun
nor any of its subsidiaries, if any, will approve or undertake in any manner any merger, consolidation, asset acquisition or disposition or tender offer or other takeover transaction or furnish or cause to be furnished any information concurring their business, properties or assets to any person (other than to Cronus) which is interested in any such transaction, or solicit or encourage any inquiries or proposals for the acquisition of all or any part of their capital interests, assets or business.

ARTICLE V: Obligations of PetroSun, Cronus and
Acquiring Corporation Pending Closing.

PetroSun, Cronus and Acquiring Corporation hereby covenant and agree with one another that:

5.01.   Full Access.  PetroSun, Cronus and Acquiring
Corporation shall afford to one another, their respective counsel, officers, directors, accountants and authorized representatives full access to one anothers' physical facilities, books and records in order that they may each have full opportunity to make such investigations as they shall desire to make of the affairs of one another; provided, however, that any such investigation shall be conducted in such a manner so as nor to interfere unreasonably with the operation of the business of either PetroSun, Cronus and Acquiring Corporation, and, further, each of the parties hereto shall cause their respective officers, directors and independent and in-house accountants and attorneys to furnish such additional financial and operating data and other information as either shall from time to time reasonably request, including access to the working papers of their independent certified public accountants.

5.02.	Confidentiality. PetroSun, Cronus and
Acquiring Corporation shall (and shall cause their respective counsel, officers, directors, accountants and representatives to) hold in confidence and not disclose to others for any reason whatsoever, any and all information received by any one or more from one or more of the others in connection with the transactions contemplated hereby that any party identifies with reasonable specificity in writing as proprietary
("propriety information"), except to the extent that such Proprietary Information was previously known to the party to whom it is being disclosed or was otherwise available from third persons without restriction on its further use or disclosure or was otherwise not legally protectable as proprietary information; provided, however, that nothing herein contained shall be deemed to preclude either party from, (a) asserting that any document or information whether or not embodied in a document asserted by any party to be proprietary is not entitled to protection as such on the grounds that such Proprietary
Information was previously known to the party to whom it was disclosed or was otherwise available from third persons without restriction on its further use or disclosure or otherwise not legally protectable as proprietary, (b) thereafter freely using or disclosing such information unless a court of competent jurisdiction finally determines that this provision does not apply to such information, or (c) disclosing information if required by law, regulation , court or administrative order.

5.03.	Auditable Financial Statements. On or prior
to Closing, PetroSun shall deliver to Cronus and Acquiring Corporation the auditable PetroSun Balance
Sheets, and Footnotes and an opinion from independent certified public accountants pertaining thereto. The presentation of the foregoing shall be in such a manner so as to comply with the rules and regulations under the Securities Act and Exchange Act. Correspondingly, on or prior to Closing, Cronus shall deliver to PetroSun an unqualified audit opinion by independent certified public accountants on the Audited 1995 Cronus
Balance Sheets, Operating Statements and Footnotes.
The presentation of the foregoing shall be in such a manner so as to comply with the rules and regulations under the Securities Act and the Exchange Act.

5.04.	Further Assurances. PetroSun, Cronus and
Acquiring Corporation shall after the Execution Date and Closing execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

5.05	Public Announcement.  PetroSun, Cronus and
Acquiring Corporation shall consult with each other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation. Approval by PetroSun, Cronus or Acquiring
Corporation of such press releases and public statements shall not be unreasonably withheld.


ARTICLE VI: Conditions to PetroSun's Closing Obligation

The obligation of PetroSun to effect the transactions contemplated herein shall be subject to the satisfaction, on or before Closing, of each of the following conditions.

6.01.	Representations and Warranties True.  The
representations and warranties of Cronus and Acquiring
Corporation contained herein and in all certificates and other documents delivered by Cronus to PetroSun pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of Closing.

6.02.	Performance.  Cronus shall have performed and
complied with all agreements, obligations, conditions and covenants required by this Agreement to be performed or complied with by it on or prior to Closing.

6.03.	Delivery of Audited Cronus Financial
Statements. Cronus shall deliver to PetroSun, audited
Cronus Financial Statements and the financial statements required in the filing by Cronus as of and for the year ended December 31, 1995, on form l0-KSB.

6.04.	No Governmental Proceeding or Litigation.  No
suit, action, investigation, inquiry or other proceeding by any governmental body or other person or entity or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted would otherwise have a material and adverse effect on the conduct of the business or assets of Cronus or its subsidiaries.

6.05.	Delivery of Consideration. Cronus shall have
delivered that consideration set forth in Article I.


ARTICLE VII: Conditions to Cronus' and Acquiring
Corporation's Closing Obligations

The obligation of Cronus and Acquiring Corporation to effect the transactions contemplated herein shall be subject to the satisfaction, on or before Closing, of each of the following conditions:

7.01.	Representations and Warranties True. The
representations and warranties of PetroSun contained herein, in the PetroSun Disclosure Schedule and in all certificates and other documents delivered by PetroSun pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of Closing.

7.02.	Performance.  PetroSun shall have performed
and complied with all agreements, obligations, conditions and covenants required by this Agreement to be performed or complied with by them on or prior to Closing.

7.03.	Delivery of Auditable PetroSun Financial
Statements. PetroSun shall have delivered to Cronus and Acquiring Corporation auditable PetroSun Financial
Statements.

7.04.	Delivery of Appraisal.  PetroSun shall have
delivered to Cronus and Acquiring Corporation appraisals in form, substance and amount acceptable to management of Cronus, all as previously represented and warranted to by PetroSun.

7.05.	No Governmental Proceeding or Litigation. No
suit, action, investigation, inquiry or other proceeding by any governmental body or other person or entity or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted would otherwise have a material and adverse effect on the conduct of the business or assets of PetroSun or any of its subsidiaries.


ARTICLE VIII:  Termination and Abandonment

8.01.	Methods of termination. This Agreement may be
terminated and the acquisition evidenced hereby
abandoned at any time prior to Closing by:
(a)	mutual written consent of PetroSun, Cronus and
Acquiring Corporation;

(b)	PetroSun if those conditions provided for in
Article VI of this Agreement shall not have been met or
waived in writing by PetroSun on or prior to April 15,
1997;
(c)	Cronus and Acquiring Corporation if those
conditions provided for in Article VII of this Agreement shall not have been met or waived in writing by Cronus on or prior to April 15, 1997.

8.02. Procedure Upon Termination. In the event of termination and abandonment pursuant to subsections (b) or (c) of Section 8.01 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate and the transactions contemplated hereby shall he abandoned without further action by either party. If this Agreement is terminated as provided herein:

(a)	each party will return all documents, work papers
and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and,

(b)	all Proprietary Information received by any party
hereto with respect to the business of the other party or its subsidiaries shall not at any time be used for the advantage of, or disclosed to third Persons by, such party for any reason whatsoever, except as contemplated in Article V, Section 5.02 hereof.


ARTICLE IX: General Provisions

9.01.	Waiver. Any failure on the part of the party
to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed; however, waiver on one occasion does not operate to effectuate a waiver on any other occasion.

9.02.	Notices. All notices and other communications
hereunder shall be in writing and shall be deemed to have been given on the date of receipt if delivered in person or three days after such is sent by prepaid, first class, registered or certified mail, return receipt requested, or, again, on the date of receipt if sent by facsimile as follows: if to PetroSun, Mr.
Gordon LeBlanc, Jr., 6735 E. Greenway Parkway, #1040,
Scottsdale, Arizona 85254, (602) 998-9771, and if to
Cronus, Mr. Jon Roberts at 7660 E. Broadway, Suite 210,
Tucson, Arizona 85710, (520) 885-1220.

9.03.	Entire Agreement.  This Agreement (and the
documents, notes, lists and other agreements executed in connection and on even date herewith, including the PetroSun Disclosure Schedule) constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto and relating to the subject matter hereof.

9.04.	Headings. The article and paragraph headings
in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.05.	Governing Law.  This Agreement shall he
governed by and construed and enforced in accordance with the laws of the State of Arizona.

9.06.	Counterparts. This Agreement may be executed
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

9.07.	No Oral Modification. This Agreement may be
amended solely in writing, and only after the mutual agreement of the parties.

9.08.	Survival of Representations, Warranties and
Covenants. The representations, warranties, covenants and agreements contained herein shall survive Closing for a period of two years at which time they shall expire.

9.09.	Severability. The invalidity or
unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all material respects as if such invalid or unenforceable provisions were omitted.

9.10.	Successor and Assigns.  This Agreement, and
each and every provision hereof, shall be binding upon and inure to the benefit of the parties, their respective successors, successors-in-title and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, who shall hold such interest subject to all of the terms and conditions of this Agreement.
Notwithstanding the foregoing, this agreement and the rights and obligations hereunder shall not be assignable or delegable by any party.

9.11.	Brokers.  Neither PetroSun, Cronus nor
Acquiring Corporation have engaged or are otherwise liable for any amount due or to become due to any broker or sales agent in regards of the transactions giving rise to and evidenced by this Agreement. In the event that any claim is asserted by any person claiming a commission or finders fee with respect to this Agreement or the transactions contemplated hereby and arising from any act, representation or promise of a party hereto or its representatives, such party shall indemnify, save, defend and hold every other party harmless from and against any and all such claims, as well as against all costs and expenses related thereto, including attorneys' fees and costs.

9.12.	Expenses. Each party shall pay its own
expenses incurred by or on behalf of it in connection with the authorization, preparation, execution and performance of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered.

PETROSUN EXPLORATION & PRODUCTION, INC., an Arizona corporation

By:	_/s/______________________
	Gordon LeBlanc, Jr., President



CRONUS CORPORATION, a Nevada corporation

By:		/s/
		Jon Roberts, President


BIG BUG ACQUISITION COMPANY, an Arizona corporation

By:		/s/
		Jon Roberts, President




EXHIBIT 2

EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT ("Agreement") is entered into and dated for reference purposes as of April 28, 1997, by and between PetroSun, an Arizona corporation having a principal place of business in Arizona and a mailing address in care of Cronus Corporation, 7660 E.
Broadway, Suite 210, Tucson, Arizona (hereinafter referred to as the "Company"), and Gordon LeBlanc, Jr., an individual residing at 6735 E. Greenway Parkway, #1040, Scottsdale, Arizona 85254(hereinafter referred to as "Employee"). Company and Employee are sometime collectively referred to as "the Parties".

RECITALS

A.	WHEREAS, the Company desires to employ Employee
and Employee desires to work for the Company in the capacity and on the terms and conditions hereinafter provided.

B.	WHEREAS, Employee will be one of the key personnel
of the Company with the primary responsibility of assisting the Company in oil and gas exploration and production.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the Parties hereto agree as follows:


AGREEMENT


1.	EMPLOYMENT

	1.1	Office and Duties.  The Company agrees to
employ Employee and Employee agrees to work for the Company in the capacity of President and director of oil and gas operations. Employee shall have those duties as are normally associated with his office and such other duties pertaining to such office as may from time to time be assigned to him. While employed hereunder, Employee shall devote his time, effort, skill and attention to the affairs of Cronus., and shall faithfully and diligently promote the business and interest of Cronus. Employee may make personal investments in business entities or purchase shares of stock traded upon a recognized U.S. securities exchange, provided that such investments or purchases are not in companies which compete, directly or indirectly, with Cronus, and do not otherwise interfere or conflict with Employee's performance of this Agreement.

		Employee shall not, without the prior written consent of the Company, directly or indirectly, during the term of this Agreement, engage in any business activity, directly or indirectly, competitive with or adverse to the Company's business or interests, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or otherwise.

	1.2	Term.  The term of employment hereunder
commences as of the date written above and shall continue for 2 years, unless sooner terminated in accordance with the provisions hereof.

2.	COMPENSATION.

	2.1	Base Salary.  The Company shall pay Employee
during the term of his employment hereunder a base salary of $60,000 per annum. Employee may receive annual increases and bonuses based on performance, at the discretion of the Board of Directors. The base salary shall be due and payable in equal bi-weekly installments.

	2.2	Employment Benefits.

		(a)	Employee shall be entitled to receive or
to participate in such disability, life, accidental death and dismemberment and other similar plans as shall be generally available to salaried employees of the Company. Employee's participation in such plans will be in accordance with and subject to the terms and provisions of the plans.

		(b)	Employee shall receive reimbursements of
business expenses and other perquisites in accordance with and subject to Company policy.

		(c)	Employee shall receive two weeks of
vacation time per year plus one additional week for every three years of service under this contract.

2.3	Bonus.  Employee shall be entitled to participate
in any incentive compensation plan hereafter adopted by the Company.

(a)  Incentive plan.  Employee is entitled to the following
bonuses based on performance:
		Criteria					Bonus
	1	Discovery well (Arizona)			 $100,000
	2	Discovery well (non-Arizona)		  $50,000
	3	Discovery of a new producing zone
		within existing field or well		  $20,000
	4	Field extension				  $20,000
	5	Drilling well bonus				   $2,500
	6	Re-work bonus				          $500

	1, 2 and 3 applies to the discovery of oil and gas. Any bonuses to be received pursuant to 1 or 2 must be received, at a minimum of 50%, in the form of a credit towards payment of any employee stock option grant.

	Employee will be granted a 3.5% over-riding royalty interest covering all oil and gas leaseholds, which may be converted to a carried working interest at the employee's option. Employee is also authorized to offer consultants a 1% ORRI on prospects.

	2.4	Automobile.  Employee is to be provided with
a vehicle suitable for travel to locations.

3.	EXPENSES AND PRIOR AGREEMENTS

	Reimbursement of Expenses. During the term of this agreement, the Company shall reimburse Employee for all reasonable and necessary expenses related to the performance of the Employee's duties under this agreement, upon submission of detailed vouchers thereof in accordance with the Company's standard practices.
The Company agrees to indemnify Employee for the use of Employee's credit in obtaining goods and services for the Company.

4.	TERMINATION

	4.1	Termination of Employment.  The employment of
Employee shall terminate prior to the expiration of the term specified in Section 1.2 upon the occurrence of any of the following events:

		(a)	The death of Employee.

		(b)	Employee's disability pursuant to
Section 4.2.

		(c)	Company's termination for cause of
Employee pursuant to Section 4.3.

		(d)	Employee's resignation from his
employment with Company.

	4.2	Disability.  If, by reason of any physical or
mental disability, Employee is unable to satisfactorily perform his duties under this Agreement for six consecutive months, or six months in any single calendar year, his services hereunder may be terminated by the Company upon two months' notice ("Notice
Period") to be given to Employee at any time after the period of six continuous months of disability and while such disability continues. If, prior to the expiration of the Notice Period, Employee recovers from his prior disability and returns to the active discharge of his duties, the Notice Period shall be deemed canceled and Employee's employment shall continue as if the same had been uninterrupted. If Employee does not so recover from his disability and return to his duties, then his employment shall terminate at the expiration date of the Notice Period. During the period of Employee's disability and until the expiration date of the Notice Period, Employee shall continue to earn all compensation provided in Section 2 hereof as if he had not been disabled. In the event a dispute arises between Employee and the Company concerning Employee's physical or mental ability to continue or return to the performance of his duties as President and director of oil and gas operations, Employee agrees to submit himself to examination by a competent physician mutually agreeable to both parties, and such physician's opinion on Employee's ability to perform the duties as President and director of oil and gas operations will be final and binding. Physician means a medical doctor licensed to practice in the state of Arizona.

	4.3	Termination For Cause.  Employee may be
terminated for cause only by reason of one or more of the following occurrences:

		(a)	Employee's conviction, by a court of
competent jurisdiction, of any crime (other than minor civil offenses such as traffic infractions), whether or not committed during the term or in the course of employment under this Agreement;

		(b)	Employee's willful misconduct, breach of
his fiduciary duties to the Company, or commission of an act of fraud upon, or an act materially evidencing dishonesty;

		(c)	Employee's willful and material failure
to observe or perform his duties under this Agreement;
or

		(d)	Employee's habitual neglect of the
faithful performance of his duties under this Agreement.

		If the basis for termination is pursuant to paragraphs 4.3(c) or (d) above, Employee may be terminated only if he has been given at least thirty
(30) days notice of the alleged failure or neglect and during such period he has failed to remedy same.

	4.4	Consequences of Termination.

		(a)	In the event that Employee's employment
under this Agreement is terminated for any reason other than that set forth at Section 4.1, the Company shall remain obligated to pay Employee the compensation set forth in Section 2.1 hereof for a period of six months.
Provided, however, that if Employee owes any debt to the Company, Employee hereby authorizes Company to deduct from his bi-weekly paychecks an amount equal to the bi-weekly repayment of such debt at the time of termination.

		(b)	In the event that Employee's employment
under this Agreement is terminated for any reason set forth at Section 4.1(c), Employee's base salary, as identified at Section 2.1, shall cease to accrue and be due him.

		(c)	In the event that Employee's employment
hereunder shall terminate as a result of Employee's resignation as set forth at Section 4.1(d), or Employee's death as set forth at Section 4.1(a), Employee's base salary, as identified at Section 2.1, shall cease to accrue and be due him after the effective date of said resignation.

		(d)	In the event that Employee's employment
hereunder shall terminate pursuant to any of the provisions of this Section 4, the rights of the Employee under the employee benefit plans or other plans referred to in Section 2.2 and under any incentive compensation plan adopted pursuant to Section
2.3, shall be determined in accordance with the terms and provisions of such plans and options.

		(e)	In the event Employee's employment
terminates, all provisions of this Agreement shall remain in effect except as otherwise specifically provided in this Section 4.4.

5.	OTHER COVENANTS OF EMPLOYEE

	5.1	Employee shall not at any time or in any
manner make or cause to be made any copies, pictures, duplicates, facsimiles or other reproductions, recordings or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, recordings, internal financial statements, cost data or business projections, plans or other written, printed or otherwise recorded materials of any kind whatever belonging to or in the possession of the Company or its subsidiaries. Employee shall have no right, title or interest in any such material, and Employee agrees that he will not, without the prior written consent of the Company, remove any such material from any premises of the Company or its subsidiaries and that he will surrender all such material to the Company immediately upon the termination of his employment or at any time prior thereto upon the request of the Company.

	5.2	Without the prior written consent of the
Company, Employee shall not at any time (whether during or after his employment with the Company) use for his own benefit, or for the benefit of or purposes of any other person, firm, partnership, association, corporation or business organization, entity or enterprise ("Entity"), or disclose (except in the performance of his duties hereunder) in any manner to any other Entity, any trade secrets, confidential information, data know-how or knowledge (including but not limited to, that relating to service techniques, patents, software, manufacturing processes, purchasing organizations and methods, sales organizations and methods, inventory and financial information, market development and expansion plans, medical therapies, methodologies and its markets, client lists, medical programs and customer and supplier identities and relationships) belonging to, or relating to the affairs of, the Company or its subsidiaries.

	5.3	During the term of this Agreement, Employee
shall not in any manner induce, attempt to induce or assist others to induce or attempt to induce (1) any employee, agent, representative or other person associated with the Company or any of its subsidiaries to terminate his or her association with the Company or such subsidiary, nor in any manner prohibited under Arizona law interfere with the relationship between the Company or such subsidiary and any such persons, or (2) any customer or supplier of the Company or any of its subsidiaries to terminate its or his or her association with the Company or such subsidiary, or do anything to interfere, as prohibited under Arizona law, with the relationship between the Company or such subsidiary and any customer or supplier.

	5.4	Employee acknowledges and agrees that the
Company's remedy at law for any breach of any Employee's obligations under any of Sections 4.1 through 4.4 would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any provision of such sections, without the necessity of proof of actual damage. It is the intent of the Employee and the Company that the provisions of
Section 4.1 and 4.4 be given the fullest effect consistent with applicable law, and that they survive the termination of this Agreement.

6.	GENERAL PROVISIONS

	6.1	Representations and Warranties.

		(a)	Employee represents and warrants to the
Company that (1) he is free to accept employment hereunder; (2) he has no prior or other obligations or commitments of any kind to anyone that would hinder or interfere with his acceptance of, or the exercise of his best efforts, as an employee of the Company and to perform his duties as President and director of oil and gas operations; and (3) when executed and delivered, this Agreement will constitute his legal and binding obligation.

	6.2	Entire Agreement/Amendments.  This Agreement
sets forth the entire agreement and understanding of the parties concerning the subject matter hereof and supersedes all prior agreements, arrangements and understandings between Employee and the Company concerning the subject matter. This Agreement may not be amended or modified except by a written document specifically referring to this Agreement and executed by the parties hereto.

	6.3	Notices.

		(a)	Any notices or other communication
required or permitted to be given hereunder shall be in writing and may either be delivered personally to the addressee or be mailed, first class, postage prepaid and shall be deemed given when so delivered personally, or if mailed, 5 days after the time of mailing, or if by facsimile, then one business day after the sending of the facsimile, as follows:
		If to the Company:

				PETROSUN EXPLORATION & PRODUCTION,
INC.
				C/O Cronus Corporation
				7660 E. Broadway, Suite 210
				Tucson, Arizona  85710

		If to the Employee:

				Gordon LeBlanc, Jr.
				6735 E. Greenway Parkway, #1040
				Scottsdale, Arizona  85254

	(b)	In the event that a dispute arises between
the parties with respect to this Agreement and litigation results, service of process is sufficient if made pursuant to the provisions of this Section 6.3.

	(c)	Either party may change the address to which
any such notices or communications are to be delivered to it by giving written notice to the other party in the manner provided in Section 6.3(a) hereof.

	6.4	Assignments; Binding Effect.

		(a)	Employee acknowledges that the services
to be rendered by him are unique and personal.
Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. This Agreement shall be binding upon and, to the extent herein permitted, shall inure to the benefit of Employee's heirs, legatees and legal representatives.

		(b)	The Company may assign this Agreement or
its rights hereunder; provided, however, such an assignment shall not relieve the Company of any of its obligations herein. This Agreement shall be binding upon and, to the extent herein permitted, shall inure to the benefit of the Company's successors and assigns.

	6.5	Waivers.  The failure of either party hereto
at any time, or from time to time, to require performance of any of the other party's obligations under this Agreement shall in no manner affect the right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any subsequent breach.

	6.6	Severability.  The parties intend that this
Agreement be enforceable to the extent of its provisions. The parties agree that each provision hereof is a separate and distinct agreement and independent of the others, so that if any provision hereof is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

	6.7	Applicable Law.  The provisions of this
Agreement shall be governed and interpreted in accordance with the laws of the State of Arizona.

	6.8	Venue.  The parties hereby agree that any
dispute between them regarding this Agreement will be resolved in Pima County Superior Court, Tucson,
Arizona, and the parties hereby consent to the jurisdiction of said court.

	IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYEE:						EMPLOYER:
							PETROSUN EXPLORATION
							&
							PRODUCTION, INC.,
							an Arizona
							corporation


__/s/________				___/s/___________
Gordon LeBlanc, Jr.			By: Jonathan Roberts,
						Member, Board of
						Directors




EXHIBIT 3

CRONUS CORPORATION, INCENTIVE STOCK OPTION PLAN

GRANT OF INCENTIVE STOCK OPTION


Date of Grant: 	March 31 ,1997

THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Cronus
Corporation, a Nevada corporation ("Cronus") to Gordon
LeBlanc, Jr. (the "Grantee"), who is an employee or officer of Cronus or one of its subsidiaries (the
Grantee's employer is sometimes referred to herein as the "Employer").

WHEREAS, the Board of Directors (the "Board") on
November 1, 1995, adopted, the Incentive Stock Option
Plan (the "Plan");

WHEREAS, the Plan provides for the granting of incentive stock options by a committee to be appointed by the Board (the "Committee") to directors, officers and key employees of Cronus or any subsidiary of Cronus
(excluding directors and officers who are not employees) to purchase, or to exercise certain rights with respect to, shares of the Class A Common Stock of Cronus, par value $.001 per share (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of Cronus to grant the incentive stock options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.

Subject to the terms and conditions hereinafter set forth, Cronus, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to 2,400,000 shares of Stock at a price of $0.50 per share, the fair market value. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option
Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986).

2. Installment Exercise.

Subject to such further limitations as are provided herein, the Option shall become exercisable in three
(3) installments, the Grantee having the right hereunder to purchase from Cronus the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:
(a) on and after the six month anniversary of the Date of Grant, up to one-third (ignoring fractional shares) of the total number of Option Shares;
(b) on and after the nine month anniversary of the Date of Grant, up to an additional one-third (ignoring fractional shares) of the total number of Option
Shares; and
(c) on and after the first year anniversary of the Date of Grant, all the remaining Option Shares, whether or not the first and second installments have been exercised.

3. Termination of Option.

(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant (the "Option Term").
(b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment") , the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of retirement, disability or death. Upon a termination of the Grantee's employment by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Grantee's employment in the case of a disability
(within the meaning of Section 22(e) (3) of the Code),
(ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee's death during his employment by the Employer, but not later than one year after the Grantee's death, and (iii) the three-month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option
Term.
(c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.
(d) A transfer of the Grantee's employment between Cronus and any subsidiary of Cronus, or between any subsidiaries of Cronus, shall not be deemed to be a termination of the Grantee's employment.
(e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting Cronus or any subsidiary of Cronus, (ii breach any covenant not to compete, or employment contract, with Cronus or any subsidiary of Cronus, or (iii) engage in conduct that would warrant the Grantee's discharge for cause
(excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon or any subsidiary of Cronus), any unexercised portion of the Option shall immediately terminate and be void.

4. Exercise of Options.

(a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Cronus written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.
(b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date. On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, Cronus shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased
(out of theretofore unissued Stock or reacquired Stock, as Cronus may elect) upon full payment for such Option
Shares. The obligation of Cronus to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
(c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by Cronus. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.  Adjustment of and Changes in Stock of Cronus.

In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of Cronus, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

6. Fair Market Value.

As used herein, the "fair market value" of a share of Stock shall be the average of the high and low sale prices per share of Stock on the NASDAQ bulletin board, composite tape or other recognized market source, as determined by the Committee, on the applicable date of reference hereunder, or if there is no sale on such date, then the average of such high and low sale prices on the last previous day on which a sale is reported.
If Cronus is not trading on the date of this grant then par value will be used. If the stock to be optioned is "restricted" then the committee will set the value.

7. No Rights of Stockholders.

Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Cronus with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

8. Non-Transferability of Option.

During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In no event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Cronus may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

9. Employment Not Affected.

The granting of the Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Cronus, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

10. Amendment of Option.

The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

11. Notice.

Any notice to Cronus provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at , and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12. Incorporation of Plan by Reference.

The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.





IN WITNESS WHEREOF, Cronus has caused its duly authorized officers to execute an attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.


Cronus Corporation Attest:


By: __/s/___________________
	Kevin Sherlock, Secretary



ACCEPTED AND AGREED TO;


By: ___/s/__________________
Gordon LeBlanc, Grantee
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